NEWS RELEASE
November 8, 2010                     Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                 (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES TERMS OF ITS AMENDED EXCHANGE OFFER AND CREDIT AGREEMENT AMENDMENT

Washington, DC: - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA) today announced the amended terms of its pending exchange offer that is designed to refinance substantially all of its existing indebtedness under its 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) and its 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2011 Notes, the “Existing Notes”).  The Company also announced terms of a proposed comprehensive amendment to its existing senior secured credit facility (the “Credit Facility”).  Key terms of these transactions include:

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An amended exchange offer (the “Amended Exchange Offer”) pursuant to an Amended and Restated Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated as of November 5, 2010 (the “Amended Offering Memorandum”) to offer: (i) $1,000 principal amount of the Company’s new 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Exchange Notes”) in exchange for each $1,000 in principal amount of the 2011 Notes; and (ii) $950 principal amount of Exchange Notes in exchange for each $1,000 principal amount of the 2013 Notes, along with a concurrent consent solicitation to amend the indentures governing the Existing Notes to delete substantially all of the covenants contained therein. The terms of the Exchange Notes have been amended to provide for, among other things, (i) a maturity of sixty-six months after initial issuance, (ii) interest to accrue at a rate of 12.5% per annum if paid in cash (or 15.0% per annum if paid partially in cash and partially through the issuance of additional Exchange Notes, if the Company so elects through May 15, 2012) and (iii) that such Exchange Notes will only be subordinated in right of payment to borrowings of up to a maximum of $415 million and any other obligations under the Company’s Credit Facility.

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An amendment (the “Credit Facility Amendment”) to the Credit Facility that will, among other things: (i)  establish new financial covenant levels; (ii) permit the Amended Exchange Offer and the payment of interest on the 2013 Notes that was otherwise due and payable on August 16, 2010; (iii) waive any existing default or event of default that may have arisen under the Credit Facility prior to the effectiveness of the Credit Facility Amendment; (iv) replace $323.0 million of outstanding revolving loans with a new term loan; (v) provide revolving credit borrowings of up to $20.0 million that the Company can utilize for working capital and general corporate purposes and an additional $18.8 million that can only be used for certain specified purposes, in each case subject to certain conditions and limitations; and (vi) effect other amendments to permit the Amended Exchange Offer to occur in accordance with the terms set forth in the Amended Offering Memorandum.

The Company has negotiated the terms of the Credit Facility Amendment with Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), as administrative agent (the “Agent”).  To be effective, the Credit Facility Amendment must be approved by financial institutions holding the majority of outstanding loans and commitments.  The effectiveness of the Credit Facility Amendment is also conditioned on the completion of the Amended Exchange Offer.  Furthermore, the Company will not complete the Amended Exchange Offer or issue the Exchange Notes in respect of the Existing Notes unless either prior to or concurrently therewith the Credit Facility Amendment has been entered into by the requisite parties.  Thus, the transactions are conditional upon one another.

The Company has entered into a Support Agreement (the “Support Agreement”) with certain holders of Existing Notes, who collectively represent approximately 86.8% of the aggregate principal amount of the outstanding Existing Notes with approximately 84.7% of the aggregate principal amount of the outstanding 2011 Notes and approximately 87.9% of the aggregate principal amount of the outstanding 2013 Notes, pursuant to which such holders agreed, subject to the terms and conditions set forth therein, to tender all of their Existing Notes into the Amended Exchange Offer (and thereby provide their consents in the consent solicitation).  The previously announced Support and Backstop Agreement, dated June 16, 2010, terminated in accordance with its terms on September 1, 2010.

In the event the Amended Exchange Offer is successfully completed, the Company anticipates the payment blockage notice previously delivered by the Agent to the trustee under the indenture relating to the 2013 Notes will be terminated and the Company will be permitted to pay the interest that was due on August 16, 2010 to holders of the 2013 Notes.  Holders of 2013 Notes who tender their notes in the Amended Exchange Offer will receive such overdue interest on the Settlement Date.

The completion of the Amended Exchange Offer is subject to a number of conditions (the “Offer Conditions”), including a minimum tender condition that (i) at least 95% of the combined aggregate principal amount outstanding of the 2011 Notes and the 2013 Notes be validly tendered and not withdrawn and (ii) at least 95% in aggregate principal amount of the 2011 Notes be validly tendered and not withdrawn (the “Minimum Tender Condition”).   The Offer Conditions also require that all conditions to entry into the Credit Facility Amendment are concurrently satisfied or waived and continue to be satisfied or waived until the Settlement Date (as described below).  Under the terms of the Support Agreement, the Company is required to obtain the consent of holders representing at least 50% of the aggregate principal amount of Existing Notes held or controlled by parties to the Support Agreement before amending, modifying or waiving any of the Offer Conditions, including the Minimum Tender Condition.  As of 5:00 p.m., New York City time, on November 5, 2010, approximately 92% of the combined aggregate principal amount outstanding of the 2011 Notes and the 2013 Notes, including approximately 78% of the 2011 Notes, had been validly tendered into the exchange offer and not withdrawn.

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The Amended Exchange Offer provides limited withdrawal rights.  Tenders of Existing Notes and related consents made at any time prior to 5:00 p.m., New York City time, on November 5, 2010 may be withdrawn at any time prior to 5:00 p.m., New York City time, on November 12, 2010, but not thereafter.  Tenders of Existing Notes and related consents made at any time after 5:00 p.m., New York City time, on November 5, 2010 may not be withdrawn.

The Amended Exchange Offer is only made, and copies of the offering documents will only be made available, to holders of Existing Notes that have certified certain matters to the Company, including their status as a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act or as a “non-U.S. Person” within the meaning of the Securities Act (together, “eligible holders”).  BNY Mellon Shareowner Services is acting as exchange agent and information agent and may be contacted at (800) 777-3674 or (201) 680-6579.

The Amended Exchange Offer will expire at 5:00 p.m., New York City time, on November 19, 2010, unless extended by the Company, which time is the “Expiration Time.”  The “Settlement Date” will be a date promptly following the Expiration Time, assuming the Offer Conditions continue to be satisfied or waived.

The Company also filed a Current Report on Form 8-K which provides additional detail on the transactions summarized in this press release.  A copy of the Current Report on Form 8-K can be found on the Company’s website at www.radio-one.com.  In the Investor Relations section of the website, the Company makes available free of charge its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such material is made available through the Company’s website as soon as reasonably practicable after it electronically files the material with, or furnishes it to, the U.S. Securities and Exchange Commission (the “SEC”).  The information contained on the Company’s website does not constitute part of this press release.

The new securities issued pursuant to the amended exchange offer have not been registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The offer is being made only pursuant to an offering memorandum and related offering materials and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K/A, 10-Q/A and 10-Q and other filings with the SEC.

Radio One, Inc. (http://www.radio-one.com/) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother’s “Spirit” program, Bishop T.D. Jakes’ “Empowering Moments”, the Reverend Al Sharpton Show, and the Warren Ballentine Show. The Company also owns a controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful, Community Connect Inc. (http://www.communityconnect.com/), an online social networking company, which operates a number of branded websites, including BlackPlanet, MiGente, and Asian Avenue and an interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

SOURCE Radio One, Inc.

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